Exhibit 99.1 News Release

ERHC Energy Chad Contracts Bridgeporth for Airborne Gravity / Magnetic Survey of BDS 2008 in Chad

HOUSTON, May 29, 2014 – ERHC Energy Chad today announced the award of a contract for acquisition, processing and interpretation of gravity/magnetic data of BDS 2008 in Chad to Bridgeporth Ltd., a specialist geosciences company. Under terms of the agreement, Bridgeporth will fly 4,720 line kilometers over BDS 2008 in southern Chad commencing in the third quarter of the year. ERHC Energy Chad is a subsidiary of ERHC Energy Inc. (OTCBB: ERHE), a publicly traded American company with oil and gas assets in Sub-Saharan Africa.

ERHC has 100 percent of the interest in BDS 2008. The Block is located on the northern edge of the Doba and Doseo basin, the site of active exploration and development projects with discoveries exceeding 1,290 MMBOE. Bridgeporth's survey will focus on two main areas: north of Esso's Tega and Maku discoveries in the Doseo basin; and east of and on trend with OPIC's Benoy-1 margin discovery in the Doba basin.

"We were impressed with Bridgeporth's work in the early stages of ERHC's oil and gas exploration work program in Kenya and we are happy to bring them onboard for our program in Chad," said ERHC President and CEO Peter Ntephe. "As we saw firsthand in Kenya, we expect this gravity/magnetic data will enable the exploration team in Chad to identify the most prospective areas for acquisition of 2D seismic data, which is the next step in the work program."

Earlier this spring, ERHC received the arrêté (decree) of the President of Chad giving presidential seal of approval to the Company's retention of oil exploration Block BDS 2008 and voluntary relinquishment of the two other Blocks that were also contained in the PSC. The receipt of the Presidential Order enables ERHC to focus its exploration activities on Block BDS 2008 and revamp its discussions with potential farm-in partners. Based on its current understanding of available data, ERHC estimates the un-risked resource potential in the two focus areas in BDS 2008 to be 250 million barrels of oil equivalent (MMBOE).

In addition to its oil and gas exploration interests in the Republic of Chad, ERHC holds interests in the Republic of Kenya, the Sao Tome and Principe Exclusive Economic Zone (EEZ) and the Nigeria-Sao Tome and Principe Joint Development Zone (JDZ).

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its stockholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement

This press release contains statements concerning ERHC Energy Inc.'s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future stockholders' meetings as well as other matters that are not historical facts or information.  Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied.  A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company's ability to exploit its commercial interests in Kenya, Chad, the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.